UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 31, 2013

Armada Oil, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-52040	98-0195748
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5220 Spring Valley Road
Suite 615
Dallas, TX 75254
 (Address of principal executive offices, including zip code)

(972) 490-9595
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

Armada Oil, Inc. (the “Company”) entered into a Third Amendment dated effective as of October 31, 2013 to its Seismic and Farm-Out Option Contract with Anadarko Petroleum (the “Anadarko Contract”), which was originally entered into on November 2, 2012.

The amendment extends the time for the Company’s commencement of drilling of the initial test well under the Anadarko Contract until July 31, 2014 (previously December 31, 2013).  In addition, the Company will have a period of 180 days from the date that the contract depth is reached in the initial test well to commence drilling of the second well to be drilled on the farm-out acreage, regardless of well type.

On November 6, 2013, the Company issued a press release relating to the Third Amendment to the Anadarko Contract.  A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Third Amendment to the Seismic and Farmout Option Contract between the Registrant and Anadarko E&P Onshore LLC
99.1	Press release of the Registrant dated November 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Armada Oil, Inc.

Date: November 6, 2013	By:	/s/ Randy M. Griffin
Name: Randy M. Griffin
Title: Chief Executive Officer